LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
	Know

all by these presents, that the undersigned hereby makes, constitutes and appoints the Chief Executive Officer and the Chief Financial Officer of

Adeza Biomedical Corporation, a Delaware corporation (the "Company"), and each of them as the undersigned’s true and lawful attorney-in-fact,

with full power and authority as hereinafter described on behalf of and in
the name, place and stead of the undersigned to:
(1)	prepare,
execute,
acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments
thereto) with respect to the securities of the Company, with the United
States Securities and Exchange Commission, any national
securities
exchanges and the Company, as considered necessary or
advisable under
Section 16(a) of the Securities Exchange Act of 1934 and
the rules and
regulations promulgated thereunder, as amended from time to
time (the
"Exchange Act");
(2)	seek or obtain, as the
undersigned’s
representative and on the undersigned’s behalf,
information on
transactions in the Company’s securities from any
third party,
including brokers, employee benefit plan administrators and
trustees, and
the undersigned hereby authorizes any such person to
release any such
information to the undersigned and approves and ratifies
any such release
of information; and
(3)	perform any and all other
acts which in the
discretion of such attorney-in-fact are necessary or
desirable for and on
behalf of the undersigned in connection with the
foregoing.
The
undersigned acknowledges that:
(1)	this Power of
Attorney authorizes, but
does not require, such attorney-in-fact to act
in their discretion on
information provided to such attorney-in-fact
without independent
verification of such information;
(2)	any
documents prepared and/or
executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor
such attorney-in-fact assumes (i) any
liability for the undersigned’s
responsibility to comply with the
requirement of the Exchange Act, (ii) any
liability of the undersigned
for any failure to comply with such
requirements, or (iii) any obligation
or liability of the undersigned for
profit disgorgement under Section
16(b) of the Exchange Act; and
(4)	this
Power of Attorney does not
relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange
Act.
	The undersigned hereby gives and grants the foregoing

attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
	This
Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of February, 2006.





									   /s/ C. Gregory
Vontz
									   C.
Gregory Vontz